As filed with the Securities and Exchange Commission on May 5, 2023

Registration No. 333-103706

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	91-351110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 - 106th Ave. N.E.,

Bellevue, WA 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 468-7400

(Registrant’s telephone number, including area code)

PACCAR INC Long Term Incentive Plan

(Full titles of the plans)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 1

On February 7, 2023, PACCAR Inc (the “Registrant”) completed a fifty percent (50%) stock dividend on the Company’s common stock to stockholders of record at the close of business on January 17, 2023 (the “Stock Dividend”).

Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant hereby amends its Registration Statement on Form S-8 (Registration No. 333-103706), filed on March 10, 2003 (the “Prior Registration Statement”), to reflect that, as a result of the Stock Dividend, the number of shares of Common Stock registered for issuance under the PACCAR Inc Long Term Incentive Plan (the “Plan”) increased to 68,343,750. The Prior Registration Statement is further amended to reflect that, in accordance with Rule 416(a) of the Securities Act, the number of shares registered shall include all additional shares that may be offered or issued from time to time pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

INCORPORATION BY REFERENCE

The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-103706), filed on March 10, 2003, are incorporated by reference in this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-103706 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on May 5, 2023.

PACCAR Inc

By:	/S/ M. R. Beers
M. R. Beers
Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ R. P. Feight R. P. Feight	Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2023

/S/ H. C. A. M. Schippers H. C. A. M. Schippers	President, Chief Financial Officer (Principal Financial Officer)	May 5, 2023

/S/ M. T. Barkley M. T. Barkley	Senior Vice President and Controller (Principal Accounting Officer)	May 5, 2023

/S/ M. C. Pigott M. C. Pigott	Executive Chairman and Director	May 5, 2023

*/S/ A. J. Carnwath A. J. Carnwath	Director	May 5, 2023

*/S/ F. L. Feder F. L. Feder	Director	May 5, 2023

*/S/ K. S. Hachigian K. S. Hachigian	Director	May 5, 2023

*/S/ B. B. Hulit B. B. Hulit	Director	May 5, 2023

*/S/ R. C. McGeary R. C. McGeary	Director	May 5, 2023

*/S/ C. A. Niekamp C. A. Niekamp	Director	May 5, 2023

*/S/ J. M. Pigott J. M. Pigott	Director	May 5, 2023

*/S/ G. Ramaswamy G. Ramaswamy	Director	May 5, 2023

*/S/ M. A. Schulz M. A. Schulz	Director	May 5, 2023

*/S/ G. M. E. Spierkel G. M. E. Spierkel	Director	May 5, 2023

*By	/s/ M. C. Pigott
M. C. Pigott
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description

24.1	Power of Attorney